FORM 8-A

United States
Securities and Exchange Commission
Washington, D.C. 20549

For registration of certain classes of securities
pursuant to section 12(b) or (g) of the
Securities Exchange Act of 1934

RMR REAL ESTATE FUND
(Exact name of registrant as specified in its charter)

Massachusetts (State of organization) 400 Centre Street Newton, MA (Address of principal executive offices)	76-0702621 (I.R.S. Employer Identification No.) 02458 (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[ ]

        Securities Act registration statement file number to which this form relates: 333-100751

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest, par value $0.001 per share	American Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN
REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

        Incorporated by reference to the Registrant’s registration statement on Form N-2, filed with the Securities Exchange Commission on October 25, 2002 (Securities Act File No. 333-100751 and Investment Company Act File No. 811-21241); Pre-Effective Amendment No. 1 thereto, filed on July 29, 2003; and Pre-Effective Amendment No. 2 thereto, filed on November 28, 2003.

Item 2. Exhibits.

         None.

Signatures

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of Newton, Commonwealth of Massachusetts on the 15th day of December, 2003.

RMR Real Estate Fund /s/ Thomas M. O'Brien Thomas M. O'Brien President